MERRILL LYNCH VARIABLE SERIES FUNDS, INC./

MERRILL LYNCH GLOBAL ALLOCATION V.I. FUND

SERIES #11

FILE # 811-3290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
9/24/2004	Petro-Canada	9,100	49,390,000

CIBC World Markets Inc

Merrill Lynch

RBC Dominion Securities Inc

BMO Nesbitt Burns Inc

National Bank Financial Inc

Scotia Capital Inc

TD Securities Inc

Goldman, Sachs & Co

UBS Securities Canada Inc

Canaccord Capital Corporation

FirstEnergy Capital Corp

GMP Securities Ltd

Peters & Co. Limited

Citigroup Global Markets Inc

Credit Suisse First Boston LLC

Beacon Securities Lum

Casgrain & Company Limited

Dundee Securities Corporation

First Associates Investments Inc

Orion Securities Inc

Raymond James Ltd

Tristone Capital Inc

10/1/2004	McMoran Exploration	325,000	75,000,000	Merrill Lynch JP Morgan Jefferies & Co Hibernia Southcoast Capital Sterne, Agee & Leach
12/15/2004	Abgenix Inc. 1.75% 12/15/11	$310,000	250,000,000	Goldman, .Sachs & Co Merrill Lynch
12/17/2004	Macquarie Infrastructure Co.	25,600	21,400,000	Merrill Lynch Citigroip Global Markets Inc. Jefferies & Company, Inc. Legg Mason Wood Walker, Inc Macquarie Securities (USA) Inc. RBC Capital Markets Co. Raymond James & Associates, Inc.